Exhibit 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2007 relating to the financial statements of 51job, Inc., which appears in 51job, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
June 28, 2007